Exhibit 99.B(d)(58)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

ING Investment Management Co.
(as assignee of ING Ghent Asset Management LLC)

As of November 13, 2003, as amended September 30, 2005 and July 13, 2006

SEI INSTITUTIONAL INVESTMENTS TRUST

High Yield Bond Fund

Core Fixed Income Fund

Emerging Markets Debt Fund

Agreed and Accepted:

SEI Investments Management Corporation	ING Investment Management Co.

By:	By:
/s/Sophia A. Rosala	/s/ Leonard J. Ormland

Name:	Name:
Sophia A. Rosala	Leonard J. Ormland

Title:	Title:
Vice President	Senior Vice Presidnet

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

ING Investment Management Co.
(as assignee of ING Ghent Asset Management LLC)

As of November 13, 2003, as amended September 30, 2005 and July 13, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

High Yield Bond Fund

Core Fixed Income Fund

Emerging Markets Debt Fund

Agreed and Accepted:

SEI Investments Management Corporation	ING Investment Management Co.

By:	By:
/s/Sophia A. Rosala	/s/ Leonard J. Ormland

Name:	Name:
Sophia A. Rosala	Leonard J. Ormland

Title:	Title:
Vice President	Senior Vice Presidnet